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                               STITES & HARBISON
                            400 WEST MARKET STREET
                                  SUITE 1800
                        LOUISVILLE, KENTUCKY 40202-3352
                           TELEPHONE: (502) 587-3400
                           FACSIMILE: (502) 587-6391


                                August 14, 1996



Providian Corporation
Providian Center
400 West Market Street
Louisville, Kentucky  40202

Ladies and Gentlemen:

     We have acted as counsel to Providian Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $389,000,000 (or its equivalent in any other currency or composite currency) in aggregate principal amount of the Company's debt securities (the "Debt Securities"), to be offered and sold by the Company from time to time in one or more series pursuant to Rule 415 under the Act.

     In connection with this opinion, we have considered such matters of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for purposes of this opinion, including (a) the Certificate of Incorporation, as amended, and Bylaws of the Company, (b) resolutions adopted by the Board of Directors of the Company at a meeting held on August 7, 1996 (the "Authorizing Resolutions"), and (c) the Indenture dated as of January 1, 1994, between the Company and First Trust of New York, National Association (successor to Morgan Guaranty Trust Company of New York), as trustee (the "Trustee"), relating to the Debt Securities, incorporated by reference as an exhibit to the Registration Statement (the "Indenture"). With respect to various factual matters material to our opinion, we have relied without independent investigation upon certificates of public officials and certificates and other representations of officers of the Company.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when, as and if (a) the Registration Statement to

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Providian Corporation
Page 2
August 14, 1996


be filed with the Securities and Exchange Commission (the "Commission") becomes effective pursuant to the Act and the rules and regulations of the Commission thereunder, and subject to compliance with all applicable state securities, blue sky and insurance laws; (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (c) the terms of the Debt Securities have been established in accordance with the Indenture; and (d) the Debt Securities have been duly executed by the Company, authenticated by the Trustee in accordance with the terms and conditions of the Indenture, and sold by the Company pursuant to the Authorizing Resolutions, all in the manner contemplated by the Registration Statement and the Authorizing Resolutions, the Debt Securities will be valid and binding obligations of the Company.

     Our opinion is limited by and subject to the following:

     (a) Enforceability of the Debt Securities may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

     (b) In rendering our opinion we have assumed that, at the time of each issuance and sale of Debt Securities, the Company will be a corporation validly existing and in good standing under the laws of the state of Delaware and the Authorizing Resolutions will not have been rescinded or amended in any material respect and will be in full force and effect.

     (c) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (d) Our opinion is based solely on and limited to the laws of the Commonwealth of Kentucky, the Delaware General Corporation Law and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

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Providian Corporation
Page 3
August 14, 1996


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the section captioned "Validity of Debt Securities" in the prospectus included as a part of the Registration Statement.

                                      Very truly yours,

                                      STITES & HARBISON


CCB/plh